                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 SIMULA, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  SIMULA, INC.

        -----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 20, 1996

        -----------------------------------------------------------------


         The 1996 Annual Meeting of Shareholders of Simula, Inc. (the "Company") will be held at The Wrigley Conference Center, 6001 North 24th Street, Phoenix, Arizona 85016, Thursday, June 20, 1996, at 3:00 p.m., Mountain Standard Time, for the following purposes:

         1. To vote on ratification of the selection of Deloitte & Touche as the independent public accountants for the Company's fiscal year 1996;

         2.       To vote for the election of eight Directors;

         3. To vote on the proposed amendment and restatement of the Company's Articles of Incorporation to conform to recent changes to Arizona law;

         4. To vote on proposed amendments to the Company's 1994 Stock Option Plan;

         5. To vote on the adoption of the Simula, Inc. Employee Stock Purchase Plan;

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on April 22, 1996 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of Shareholders entitled to vote at this meeting is available at the offices of Simula, Inc., 401 West Baseline, Suite 204, Tempe, Arizona 85283 for examination by any Shareholder.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

                                     By Order of the Board of Directors




                                               Bradley P. Forst
                                                 Secretary

Phoenix, Arizona
May 13, 1996

                                  SIMULA, INC.

                             401 WEST BASELINE ROAD
                                    SUITE 204
                              TEMPE, ARIZONA 85283

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------


         Proxies in the form enclosed are solicited by the Board of Directors of Simula, Inc. (the "Company") for use at the 1996 Annual Meeting of Shareholders of the Company to be held on June 20, 1996, and any adjournment thereof. The proxy materials were mailed on or about May 13, 1996, to Shareholders of record as of the close of business on April 22, 1996.

PROXIES

         Execution of the enclosed proxy will not in any way affect a Shareholder's right to attend the meeting and vote in person. Shareholders giving proxies may revoke them at any time before they are exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Solicitation by the Company will be by mail, except for any incidental personal solicitation made by Directors, officers and employees of the Company, who will receive no additional compensation therefor.

VOTING SECURITIES

         As of April 22, 1996, the record date for Shareholders entitled to vote at the meeting, there were 8,943,127 outstanding shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter of business to be considered at the 1996 Annual Meeting. Cumulative voting for the election of Directors is permitted. A majority of the total number of shares of Common Stock outstanding constitutes a quorum. Where a quorum is represented in person or by proxy at a shareholders meeting, the affirmative vote of a majority of the shares will constitute the approval of the Shareholders. Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be counted as unvoted for purposes of determining approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Subject to the foregoing, executed, duly returned proxies will be voted as directed; if no specification is made shares represented by the proxy will be voted "for" matters presented for consideration.

ANNUAL REPORT

         The Company's Annual Report accompanies this proxy. The Company's Report on Form 10-K with certified financial statements for the fiscal year ended December 31, 1995, was filed with the United States Securities and Exchange Commission on April 1, 1996. The Form 10-K is not incorporated by reference herein. The Form 10-K and any exhibit will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on April 22, 1996. The fee for furnishing a copy of the report and any exhibit will be 25 cents per page plus $3.00 for postage and handling.

                     SECURITY OWNERSHIP OF CERTAIN PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information with respect to the number of shares of Common Stock of the Company, as of April 22, 1996, beneficially owned by (a) individual Directors; (b) certain named executive officers; (c) all Directors and executive officers of the Company as a group; and (d) persons known by the Company to own more than 5% of the Company's Common Stock.


                                                    SHARES OWNED
                                              -----------------------------

          NAME OF BENEFICIAL OWNER            NUMBER (1)     PERCENTAGE (2)
          ------------------------            ---------      --------------
         Stanley P. Desjardins (3) ........   3,560,612            40%
         Donald W. Townsend (4) ...........     141,800            2%
         Bradley P. Forst (5) .............      57,300             *
         Sean K. Nolen (6) ................         -0-             *
         James C. Withers (7) .............      23,100             *
         Robert D. Olliver (8) ............      23,422             *
         Scott E. Miller (9) ..............      24,350             *
         Ian Grant (10) ...................      22,500             *
         Donald D. Rutter (11) ............      53,250             *
         All Directors and officers
          as a group (nine persons) .......   3,906,334            44%


   *  Less than 1% of the outstanding Common Stock
- - --------------------

(1) The number of shares shown in the table, including the notes thereto, have been rounded to the nearest whole share. Includes, when applicable, shares owned of record by such person's spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of April 22, 1996 by the exercise of stock options.

(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of April 22, 1996. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of April 22, 1996 upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) The address of Mr. Desjardins and all other beneficial owners is 401 West Baseline Road, Suite 204, Tempe, Arizona 85283.

(4) Includes options to purchase 96,600 shares of Common Stock which are presently exercisable, but does not include options to purchase 70,000 shares of Common Stock which are not exercisable before March 1997.

(5) Includes options to purchase 56,250 shares of Common Stock which are presently exercisable, but does not include options to purchase 50,000 shares of Common Stock which are not exercisable before March 1997.

(6) Does not include options to purchase 25,000 shares of Common Stock which are not exercisable before April 1997.

(7) Includes options to purchase 22,500 shares of Common Stock which are presently exercisable. Does not include options for 1,500 shares not exercisable before March 1997.

(8) Includes options to purchase 21,400 shares of Common Stock which are presently exercisable. Does not include options for 1,500 shares not exercisable before March 1997.

(9) Includes options to purchase 22,500 shares of Common Stock which are presently exercisable. Does not include options for 1,500 shares not exercisable before March 1997.

(10) Includes options to purchase 22,500 shares of Common Stock which are presently exercisable. Does not include options for 1,500 shares not exercisable before March 1997.

(11) Includes options to purchase 53,250 shares of Common Stock which are presently exercisable, but does not include options to purchase 20,000 shares of Common Stock which are not exercisable before March 1997.


                                 PROPOSAL NO. 1.
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's Board of Directors, acting upon the recommendation of its Audit Committee, has selected and is submitting to Shareholders for their confirmation the appointment of Deloitte & Touche, LLP, as auditors for the Company for its current fiscal year ending December 31, 1996. The approval of the Shareholders is being sought because of the importance of independent public accountants in a publicly held corporation. If the Shareholders do not approve the appointment of Deloitte & Touche, the Company's Board of Directors will reconsider its selection of independent accountants.

         The Company does not expect that representatives of Deloitte & Touche will be present at the 1996 Annual Meeting.

         For the year ended December 31, 1995 ("fiscal 1995"), Deloitte & Touche provided audit services to the Company, including examination of the annual consolidated financial statements of the Company, review of unaudited quarterly financial information, assistance and consultation in connection with filing the Company's Reports to the Securities and Exchange Commission ("SEC") on Forms 10-Q and 10-K, registration statements on Forms S-1 and S-8 and other filings with the SEC, and consultation in connection with various audit-related and accounting matters.

         Each year, the Audit Committee will review and approve in advance the scope of the annual audit by the Company's independent accountants. The Audit Committee will also be advised of significant non-audit professional services provided by such accountants to assess whether the rendering of such services would impair the independence of the firm.

         It is intended that the proxies will be voted in favor of ratifying the selection of the Company's independent accountants unless instructions to the contrary are indicated on the accompanying proxy form.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 1.

                                 PROPOSAL NO. 2.
                              ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company provide for a Board of Directors of not less than two nor more than fifteen in number and may be altered as provided in the Company's bylaws. The term of office of all Directors will expire at the 1997 Annual Meeting of Shareholders. Vacancies occurring during a term may be filled by the Company's Board of Directors for the remainder of the full term.

         In August 1995, the Company created one new directorship and appointed Mr. Bradley Forst to fill this position. On February 15, 1996, the Company's Board of Directors nominated Messrs. Stanley Desjardins, Donald Townsend, James Withers, Robert D. Olliver, Scott Miller and Ian Grant for re-election to the Board of Directors and nominated Mr. Forst for election. On April 23, 1996, Company's Board of Directors appointed Sean Nolen to fill the vacancy on the Board created by the resignation of Kevin Clark as an officer and Director of the Company, and nominated Mr. Nolen for election. If the Shareholders elect the nominees, the composition of the Company's Board of Directors following the election will be as follows:

                              Stanley P. Desjardins
                               Donald W. Townsend
                                Bradley P. Forst
                                  Sean K. Nolen
                                James C. Withers
                                Robert D. Olliver
                                 Scott E. Miller
                                    Ian Grant

         For information regarding the nominees proposed for election at the Annual Meeting, see "Directors" in the following section.

Cumulative Voting

         Pursuant to the provisions of Arizona General Corporation Law, at each election for Directors, every Shareholder entitled to vote at such election has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number that his shares shall equal, or by distributing such vote on the same principle among any number of such candidates.

         It is intended that the proxies will be voted for the nominees or for a substitute nominee, in the case of any nominee who becomes unavailable, on a pro rata basis among the nominees unless instructions to the contrary are indicated on the accompanying proxy form.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.

THE BOARD OF DIRECTORS

         The following table sets forth certain information with respect to Directors of the Company who are nominated for election.


          NAME                 AGE               POSITION
          ----                 ---               --------
     Stanley P. Desjardins      65      Chairman of the Board of Directors
     Donald W. Townsend         56      President and Director
     Bradley P. Forst           42      Vice President, General Counsel, Secretary and Director
     Sean K. Nolen              33      Vice President of Finance, Treasurer and Director
     James C. Withers           62      Director
     Robert D. Olliver          69      Director
     Scott E. Miller            36      Director
     Ian Grant                  61      Director


         Stanley P. Desjardins. Mr. Desjardins founded the Company in 1975 and has served as Chairman since that time. He was President from 1975 until October 1994. Mr. Desjardins pioneered crashworthy seating technology for the United States armed forces and continues to work on technology development as a recognized world expert in the field. He has over 35 years of experience in research and development of aerospace systems and components, including over 20 years in research and development of technology for improving survival in vehicle crashes. Prior to forming the Company, Mr. Desjardins was Manager of Aircraft Safety for a division of Ultrasystems, Inc., where he managed research programs involving the crashworthiness of aircraft seating and restraint systems. From 1958 to 1968 he held various positions in missile programs with Thiokol Chemical Corporation. His work has resulted in several United States patents related to energy-absorption and rocket nozzle design. He is the author or co-author of 26 technical articles related to his research. Mr. Desjardins is a member of the American Helicopter Society, the Survival and Flight Equipment Association, the Arizona Innovation Network, The Center for Aerospace Safety Education, and The Governor's Science and Technology Council (Arizona).

         Donald W. Townsend. Mr. Townsend has served as President since October 1994. He was Executive Vice President from 1989 to 1994, Treasurer and Secretary from 1986 until 1994, and has been a Director since 1989. Prior to joining the Company in 1985, Mr. Townsend was employed by Walled Lake Door Company, a manufacturer of wooden doors, in positions as Vice President of Finance, Chief Financial Officer, Director, and Controller. Mr. Townsend also acted as President of Pulsar Corporation, a research and development company affiliated with Walled Lake Door Company, at the same time as he served as Vice President of Finance for Walled Lake Door Company. Mr. Townsend is a Certified Public Accountant. Mr. Townsend also currently serves on the Board of Directors of Meadow Valley Corporation, a publicly held construction company specializing in highways, bridges and overpasses.

         Bradley P. Forst. Mr. Forst joined the Company as Vice President and General Counsel in early 1995, and became Secretary and a Director in August 1995. Prior to joining the Company, Mr. Forst was engaged in the private practice of law in Phoenix, Arizona, from 1985 to 1995. Included among his clients was the Company, for whom he provided corporate, finance, and securities legal services for a number of years. Prior to entering private practice, Mr. Forst was an attorney in the head office legal department of Shell Oil Company based in Houston, Texas. Mr. Forst received his J.D. from the University of Tulsa College of Law in 1978, and his LL.M. from Columbia University School of Law in New York City in 1981.

         Sean K. Nolen. Mr. Nolen joined the Company as Vice President of Finance, Chief Financial Officer and Treasurer, and as a Director in April 1996. Prior to joining the Company, from 1984 to 1996 Mr. Nolen was employed by Deloitte & Touche LLP, most recently as an Audit Senior Manager, in which capacity Mr. Nolen provided auditing, planning, and other assistance and consultation to numerous privately and publicly held companies, including the Company. Mr. Nolen is a Certified Public Accountant.

         James C. Withers. Mr. Withers has served as a Director of the Company since 1992. Mr. Withers is the President and Chief Executive Officer of Materials and Electrochemical Research Corporation based in Tucson, Arizona. He has served in that capacity since 1986. From 1986 to 1988, Mr. Withers was President and Chief Executive Officer of Keramont Research Corporation, also based in Tucson, Arizona.

         Robert D. Olliver. Mr. Olliver has served as a Director of the Company since 1992. Mr. Olliver is the Director of Risk Management Services for Acordia of Arizona based in Phoenix, Arizona. Mr. Olliver has over 46 years experience in the insurance business. Mr. Olliver, through his affiliates, has been the general agent for the Company's insurance program since 1987.

         Scott E. Miller. Mr. Miller has served as a Director of the Company since January 1995. Mr. Miller is a Director of Investment Banking of H.D. Brous & Co., Inc. From 1991 to 1994, Mr. Miller was Director of Investment Banking of W.B. McKee Securities, Inc., Phoenix, Arizona, which was the managing underwriter of the Company's initial public offering. From 1987 to 1991, Mr. Miller was the Director of Investments of Bellmar Partners, an investment fund. Mr. Miller also currently serves on the Board of Directors of Meadow Valley Corporation, a publicly held construction company specializing in highways, bridges and overpasses.

         Ian Grant. Mr. Grant has served as a Director of the Company since January 1995. Mr. Grant is a private business consultant. From 1986 to 1990, Mr. Grant was Director of Planning and Development for a unit of ICI Americas, Inc. ("ICI"), the United States subsidiary of ICI, PLC, headquartered in Great Britain. Prior to 1986, Mr. Grant held a number of positions over the course of 26 years with ICI.

DIRECTOR COMPENSATION

         Directors who are not executive officers receive $5,000 annual cash compensation for their services in that capacity to cover expenses. Directors who are executive officers do not receive such additional compensation for their services as Directors. Directors are also awarded options to purchase 15,000 shares upon commencement of service on the Board and 1,500 additional shares on an annual basis thereafter.

BUSINESS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1995, the Company's Board of Directors held five meetings. No director attended fewer than 75% of these meetings.

AUDIT COMMITTEE

         The Company's Audit Committee is comprised of Messrs. Grant, Olliver, and Miller. The functions of the Audit Committee are to receive reports with respect to loss contingencies, the public disclosure or financial statement notation of which may be legally required; the annual review and examination of those matters that relate to a financial and performance audit of the Company's employee plans; to recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; to review the professional services, proposed fees and independence of such accountants; and to provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee held two meetings during the fiscal year ended December 31, 1995.

COMPENSATION COMMITTEE

         The Company's Compensation Committee consists of Messrs. Grant, Miller, Olliver and Withers, all of whom are independent directors. The functions of the Compensation Committee are to review annually the performance of the Chairman and President and other executive officers whose compensation is subject to the review and recommendation by the Committee to the Company's Board of Directors. Additionally, the Compensation Committee's role is to review compensation of outside Directors for service on the Company's Board of Directors and for service on committees of the Company's Board of Directors, and to review the level and extent of applicable benefits provided by the Company with respect to health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held three meetings during the fiscal year ended December 31, 1995. See "REPORT OF THE COMPENSATION COMMITTEE" and "Interlocks and Insider Participation" in the following sections.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than ten percent (10%) of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") reports of ownership and reports of change of ownership of equity securities of the Company. Officers, Directors, and 10% stockholders are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file. The Company is required to report in this report, any failure of its Directors and executive officers to file by the relevant due date, any of these reports during the Company's fiscal year.

         To the Company's knowledge, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1994.

LIMITATION ON LIABILITY OF DIRECTORS

         The General Corporation Law of the State of Arizona, under which the Company is organized, was amended in full effective January 1, 1996. Among the provisions so amended was that pertaining to the limitation or elimination of the potential monetary liability of directors to a corporation by reason of their conduct as Directors. The Company's Articles of Incorporation currently contain a provision which allows for the limitation or elimination of monetary liability of its Directors to the extent provided under the pertinent General Corporation Law section prior to its recent amendment, Section 10-054(9). The Company is proposing to the shareholders, as part of this Proxy, to amend its Articles of Incorporation to provide for the limitation or elimination of monetary liability of its Directors to the fullest extent permitted under Arizona law, as now specifically provided for in the amended General Corporation Law, Section 10-202(B)(1). The proposed amendment to the Company's Articles of Incorporation is described hereafter in detail under "PROPOSAL NO. 3 - TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION TO CONFORM TO RECENT CHANGES TO ARIZONA LAW."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In September 1994, Mr. Desjardins lent $2.0 million to the Company pursuant to two promissory notes. The notes were unsecured and matured in September 1995. The annual interest rate was prime plus 3% (11.5% at December 31, 1994). The notes were negotiated on arm's length terms and conditions and approved by the disinterested members of the Board of Directors. These notes were repaid in full on April 10, 1995 from a portion of the proceeds from the Company's April 1995 stock offering.

         During Summer 1995, it was determined by management that the regulatory burdens that were imposed on its subsidiary, Comfab, Inc. ("Comfab") in connection with its role as a government subcontractor, were not reasonable under a cost-benefit analysis. In connection with this assessment, it was also determined that the business of Comfab no longer was completely aligned with the Company's overall strategic plan. Consequently, on November 1, 1995, Desjardins Engineering, a proprietorship owned and operated by Mr. Desjardins purchased the assets of Comfab. The purchase price paid to the Company was $1.2 million, payable as follows: (i) the assumption of $101,418.30 of liabilities of Comfab by Desjardins Engineering; and (ii) the execution of a promissory note ("Note") payable to the Company in the amount of $1,098,581.70, and bearing interest at an annual rate of nine percent (9%) is due and payable in full on November 1, 2000. Under the Note payments of interest are to be made on the first day of each of the Company's fiscal quarters in 1996, with principal and interest payments due on the same dates thereafter commencing in

1997. The Note is amortized pursuant to a ten (10) year schedule, with all remaining principal and interest due and payable to the Company on November 1, 2000. In connection with the sale, the parties also entered into a services agreement whereby following the sale, the Company agreed to provide certain services to Comfab for compensation. Services provided pursuant to the agreement include, assistance in personnel, management, administrative, marketing, insurance, legal, finance and accounting matters, and other consulting services on a need basis. Comfab was organized as a new subsidiary of the Company in the summer of 1994, when the Company purchased certain assets from a third party out of a bankruptcy foreclosure proceeding, for a total of $120,000. Thereafter, the Company operated Comfab and made continuing investment in plant, property and equipment for Comfab. The total of the Company's basis in the assets and its investment was $829,013. The deferred gain to the Company on the transaction was $360,071. The purchase price was determined on a competitive fair market value basis and terms of the sale of Comfab to Desjardins Engineering and all documents related thereto were negotiated at "arm's length" and on terms no more favorable to either party than would be provided to a non-affiliated third party. The transaction was approved by the independent members of the Board of Directors.

         The Company purchases its risk management and insurance products through an independent insurance agency, Acordia of Arizona, Inc. Mr. Don Olliver, a member of the Board of Directors, is employed by Acordia of Arizona. The amount of remuneration, either as compensation or commissions, received by Mr. Olliver directly or indirectly in connection with the Company's business was not material. The Company believes its insurance programs and premiums are on a competitive fair market, arm's length basis.

         During fiscal 1995, the law firm of Tiffany & Hoffmann, P.A., Phoenix, Arizona, provided numerous legal services to the Company regarding corporate, finance, and securities law matters. Mr. Forst, a member of the Board of Directors and an executive officer, was a member of the law firm during fiscal 1995. He left that position to join the Company in 1995.

         Since 1990, the Company has utilized the services of the law firm Bryan Cave, LLP, Phoenix, Arizona. This firm provides legal services with respect to government contracts and employment and labor issues. Included among the lawyers providing services is Mrs. Teresa Forst. Mrs. Forst is also a partner of the law firm. Mrs. Forst is the wife of Bradley P. Forst, who is a Director and executive officer. Mrs. Forst's direct benefit from the fees generated by the Company was not material.

         Deloitte & Touche LLP has acted as the Company's independent auditors and provided it assistance and consultation with respect to financial and accounting matters for several years. Mr. Nolen, a member of the Board of Directors and an executive officer, was employed by Deloitte & Touche for a number of years during which it provided such services to the Company. Mr. Nolen left his position to join the Company in April 1996, following completion of the Company's audit and the issuance by Deloitte & Touche of its independent auditor's report. Mr. Nolen's direct benefit from the fees generated by the Company was not material.

         The Board of Directors has a policy that provides that all transactions between the Company and its executive officers, directors, employees and affiliates are subject to the approval of a majority of disinterested directors of the Board of Directors and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation received by the Company's most highly compensated executive officers and key employees whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG TERM
                                                             ANNUAL COMPENSATION                        COMPENSATION
                                                                                                           AWARDS
                                              ---------------------------------------------------    -------------------
                                                                                                         SECURITIES
                                                                               OTHER ANNUAL             UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR      SALARY(1)     BONUS(2)        COMPENSATION(3)          OPTIONs/SARs(#)
- - -------------------------------     -------    -----------    -----------    --------------------    -------------------
Stanley P. Desjardins............    1995        $201,275
Chairman of the Board                1994         157,656
                                     1993         150,871

Donald W. Townsend...............    1995         179,454      40,000         Tax Assistance(3)             60,000
President                            1994         108,378                                                   75,000
                                     1993         100,626                                                   30,000

Donald D. Rutter.................    1995         121,001                                                   45,750
President of Intaero, Inc.           1994         109,990                                                    7,500
                                     1993          14,806

- - ---------------------------------

(1) Included as salary are nominal amounts which the Company contributes to the 401(k) accounts of Messrs. Desjardins and Townsend.

(2) The Compensation Committee comprised of the outside Directors declared a bonus for Mr. Townsend for services in 1994 and 1995, which was paid in late 1995.

(3) In 1995, the Compensation Committee of the Board of Directors adopted policies to encourage executive management of the Company to exercise stock options and thereby become equity owners of the Company. In order to exercise such options, members of management were required to exercise shares and immediately thereafter, sell such shares in the market to provide the funds to pay for the option exercises. Because of the immediate exercise and sale, incentive tax aspects of the options, under relevant IRS rules, are eliminated. Accordingly, taxes on such sales were immediately due and payable. As part of the policy, the Committee determined to pay such taxes for the accounts of the executives. Such payments by the Company were fully deductible as a compensation expense and such amounts did not accrue to the individuals, but were paid to state and federal taxing authorities. In fiscal 1995, the amount of such tax assistance on behalf of Mr. Townsend was $231,367.

OTHER EXECUTIVE COMPENSATION

         Other executive officers of the Company whose annual compensation exceeds $100,000 include Mr. Taylor, Mr. Forst and Mr. Nolen. Because these individuals either were not compensated at that level, or employed by the Company for the full fiscal year, their respective compensation is not disclosed on the foregoing table.

EMPLOYMENT AGREEMENTS

         The Company has a five-year employment agreement with Mr. Townsend. The agreement requires Mr. Townsend to devote his full time to the Company and provides for compensation of $200,000 annually, subject to annual increases upon the agreement of Mr. Townsend and the majority of the disinterested members of the Board of Directors. The agreement is renewable annually for prospective one-year terms. The agreement may not be terminated unilaterally by the Company except for cause, which includes absence, disability, or failure of performance as determined by the Board.

         Mr. Townsend's employment agreement provides that during the term thereof, including renewals, in the event of his resignation or a termination of his employment for any reason following a "change in control" of the Company, the compensation required to be paid by the Company to him under the employment agreement shall continue to be paid as though the agreement had not been terminated. This provision does not apply however to an early termination of the agreement upon Mr. Townsend's death, termination following a conviction for the willful and intentional commission of a crime, or retirement. A "change of control" under the agreement is deemed to occur when any person acquires, directly or indirectly, beneficial ownership of equity securities of the Company representing in excess of 20% of the outstanding shares of any class, or when any person who has acquired, directly or indirectly, beneficial ownership of equity securities of the Company in excess of 10% of the outstanding shares of any class seeks to nominate and cause to be elected to the Board of Directors any person who has not been nominated for election of the board by the majority of the then incumbent directors. If Mr. Townsend dies during the term of his employment, the Company under the agreement shall pay to his estate compensation including any bonus which would otherwise be payable to the time of death and thereafter for a period of three years.

         The Company also has an agreement with Mr. Desjardins, under which the Company retains Mr. Desjardins under terms similar to those contained in Mr. Townsend's employment agreement. Under the agreement, Mr. Desjardins' annual compensation is $250,000.

STOCK OPTIONS AND BENEFIT PLANS

Stock Option Plans

         In 1992, the Company adopted the 1992 Stock Option Plan. The 1992 Plan provided for the issuance of up to 360,000 shares of the Company's Common Stock pursuant to grants made under the 1992 Plan. Through December 31, 1995, a total of 358,125 options had been granted pursuant to the 1992 Plan. In August 1994, the Board of Directors adopted the 1994 Stock Option Plan, which was subsequently approved by the Shareholders of the Company at the Annual Meeting in June 1995. The 1994 Plan currently reserves up to 945,000 shares of Common Stock for issuance under the Plan. Through December 31, 1995, a total of 515,250 options had been granted pursuant to the 1994 Plan. The Company is proposing, as part of this Proxy, to increase the number of shares reserved under the 1994 Plan by 600,000, for a total number of shares reserved under such Plan of 1,545,000, and total unissued options under the Plan of 623,750. See "PROPOSAL NO. 4 - AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN."

         Except as to the number of shares reserved for issuance under the 1992 Plan and the 1994 Plan, respectively, the provisions, terms and conditions of the two plans, which are hereafter collectively referred to as the "Plans," are substantially the same. The Plans authorize the Company to grant to key employees of the Company (i) incentive stock options to purchase shares of Common Stock, and (ii) non-qualified stock options to purchase shares of Common Stock. The objectives of the Plans are to provide incentives to key employees to achieve financial results aimed at increasing shareholder value and attracting talented individuals to the Company. Although the Plans do not specify what portion of the shares may be awarded in the form of incentive stock options or non-statutory options, a substantially greater number of incentive stock options were awarded under the 1992 Plan, and it is anticipated that a substantially greater number of incentive stock options will be awarded under the 1994 Plan. The incentive stock options are qualified stock options under the Internal Revenue Code. Persons eligible to participate in the Plans are those employees and others of the Company whose performance can have significant effect on the success of the Company.

         The Plans are administered by the Compensation Committee of the Board of Directors, which has the authority to interpret the Plans' provisions, to establish and amend rules for their administration, to determine the types and amounts of awards made pursuant to the Plans, subject to the Plans' limitations, and to approve recommendations made by management of the Company as to who should receive awards. The Compensation Committee of the Board of Directors must consist of disinterested Directors.

         Incentive stock options may be granted under the Plans for terms of up to ten years and at an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant, and 85% of the fair market value in the case of non-statutory options, except that incentive options granted to any person who owns stock possessing more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary corporation must have an exercise price at least equal to 110% of the fair market value of the Company's Common Stock on the date of grant. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the Common Stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year may not exceed $100,000. There is no aggregate dollar limitation on the amount of non-statutory stock options which may be exercisable for the first time by an employee during any calendar year. Payment of the exercise price is to be in cash, although the Compensation Committee may, in its discretion, allow payment in the form of shares of the Company's Common Stock under certain circumstances. Any option granted under the Plans will expire at the time fixed by the Committee, which will not be more than 10 years after the date it is granted. Any employee receiving a grant must remain continuously employed by the Company for a period of twelve months after the date of the grant, as a condition to the exercise of the option. The Compensation Committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. In addition, optionees who are directors or executive officers of the Company may not exercise any portion of an option within six months of the date of grant. Subject to the foregoing, the Compensation Committee may accelerate the exercisability of any option in its discretion.

         Options granted under the Plans are not assignable. Options may be exercised only while the optionee is employed by the Company or within 12 months after termination by reason of death, within 12 months after the date of disability, or within 10 days after termination for any other reason.

         The Company may assist optionees in paying the exercise price of options granted under the Plans by either the extension of a loan by the Company for payment by the optionee of the exercise price in installments, or a guarantee by the Company of a loan obtained by the optionee from a third party. The terms of any loan, installment payments or guarantees, including the interest rate and terms of repayment and collateral requirements, if any, shall be determined by the Compensation Committee in its sole discretion.

1992 Restricted Stock Plan

         In February 1992, the Company adopted the 1992 Restricted Stock Plan ("Restricted Stock Plan") authorizing the Company to grant to key employees of the Company and other individuals who provide services to the Company the right to purchase up to an aggregate of 19,500 shares of Common Stock at $.01 per share. The Restricted Stock Plan is intended to allow the Company to provide awards of Common Stock to directors or long-term employees who have provided valuable past services to the Company. The Restricted Stock Plan authorizes disinterested members of the Board of Directors to determine the persons to whom the restricted stock plan will be granted and the terms and conditions and restrictions of such awards. As of the date of this Proxy Statement, 4,500 shares have been issued under the Restricted Stock Plan.

Options Granted under Plans

         On April 3, 1995, the Board of Directors approved the recommendation of the Compensation Committee and granted certain incentive stock options under the Plans to key employees. The options granted are exercisable for a total of 7,875 shares under the 1992 Plan and 425,250 shares under the 1994 Plan. The options granted in fiscal 1996 are disclosed in the section "Security Ownership of Certain Principal Shareholders and Management."

         The following table sets forth information regarding options granted in fiscal 1995 to executive officers named in the Summary Compensation Table:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             (Individual Grants)(1)

                              NUMBER OF       PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                              SECURITIES    TOTAL OPTIONS/                                   AT ASSUMED ANNUAL
                              UNDERLYING   SARS GRANTED TO     EXERCISE                       RATES OF STOCK PRICE
                               OPTIONS/      EMPLOYEES IN      OR BASE                          APPRECIATION FOR
                                SARS         FISCAL YEAR       PRICE      EXPIRATION           OPTION TERM(3)
                                ----         -----------                                       -----------
            NAME              GRANTED(2)                       ($/SH)        DATE          5%($)         10%($)
            ----              ----------                       ------        ----          -----         ------
Donald W. Townsend.............  60,000           14%          13.67         2005       $1,335,780     $2,127,080
Donald D. Rutter..............   45,750           11%          13.67         2005        1,018,532      1,621,899

- - -------------------------

(1) The table does not reflect options granted to certain executive officers including Messrs. Taylor, Forst and Nolen, who did not serve in that capacity for the entire year. See "Summary Compensation Table -- Other Executive Compensation."

(2) All options contained in the table which were granted to named executive officers in 1995 became exercisable for the first time on April 3, 1996.

(3) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved. Further, the number shown is the gross dollar value of stock but does not give effect to the payment of the purchase price to exercise the option, and thus does not represent the net value or net gain. The amount also does not reflect the taxes payable on such gain.

                        FISCAL YEAR END OPTION/SAR VALUES


                                        NUMBER OF UNEXERCISED OPTIONS/SARS       VALUE OF UNEXERCISED IN-THE-MONEY
                                              AT FISCAL YEAR END (#)                OPTIONS/SARS AT FISCAL YEAR
NAME                                         EXERCISABLE/UNEXERCISABLE          END($)(1) EXERCISABLE/UNEXERCISABLE
- - ----                                         -------------------------          -----------------------------------
Donald W. Townsend ..................              36,600/60,000                            $433,088/304,980
Donald D. Rutter.....................               7,500/45,750                              88,748/232,547

- - --------------------------

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Common Stock on December 29, 1995 ($18.75 per share) and the exercise prices for both exercisable and unexercisable shares. See also, footnotes (1) and (3) immediately above.

DEFINED BENEFIT PENSION PLAN

         The Company adopted a non-contributory defined benefit pension plan as of November 1, 1980. To be eligible, participants must have completed six months of continuous service and have attained the age of 21. Benefits are based on the length of service and the participants' final pay (averaged over the five highest consecutive years of his last ten years of participation). The Company makes contributions to the plan based on actuarially-determined amounts. Both Mr. Desjardins and Mr. Townsend are participants in the plan consistent with the normal terms and conditions of the plan.

         The following table sets forth the estimated annual benefits payable on retirement for specified earnings and years of service categories for participants.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE(1)
                    ---------------------------------------------------
  REMUNERATION         15         20         25         30         35
 ---------------    -------    -------    -------    -------    -------
      $50,000       $17,500    $17,500    $17,500    $17,500    $17,500
       75,000        26,250     26,250     26,250     26,250     26,250
      100,000        35,000     35,000     35,000     35,000     35,000
      150,000        52,500     52,500     52,500     52,500     52,500
      200,000        70,000     70,000     70,000     70,000     70,000

- - ----------------

(1) As of December 31, 1995, Mr. Desjardins' and Mr. Townsend's credited years of service are 15 and 10, respectively.

(2) Benefits are calculated on a straight-life annuity basis. The compensation covered by the retirement plan includes all wages and salaries but excludes bonuses. Benefits under the retirement plan are not subject to deduction for Social Security or other offset amounts.

401(K) PROFIT SHARING PLAN

         The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The PSP was adopted effective November 1, 1989. The PSP is administered under a trust, and the Company's Directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its executive officers, are eligible to participate in the PSP after six months of employment with the Company.

         Under the PSP, participating employees have the right to elect their contributions to the PSP be made from reductions from compensation owed to them by the Company. In addition, the Company at its discretion can make contributions to the PSP of a percentage of a participant's annual compensation. Participating employees are entitled to full distribution of their share of the Company's contributions under the PSP upon death, disability or when they reach retirement age. If their employment is terminated earlier, their share of the Company's contributions will depend on the number of years of employment with the Company. All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and the employee's contributions, they may receive investment earnings related to the funds in their account under this plan.

                      REPORT OF THE COMPENSATION COMMITTEE

         In 1995 the Compensation Committee retained the services of an independent compensation consulting firm to provide advice to the Committee with respect to the level and manner in which the Company's executive management was being compensated for its services. The consulting firm determined that the cash compensation paid to executive officers was below competitive levels generally, and subsequent to such report, the compensation of the Company's executive officers has been raised. Fiscal 1995 compensation places the Company's executive officers in the lowest quartile range for management in public corporations in related industries or with similar market capitalization.

         The Committee believes that matters to be considered in determining overall compensation should include (i) the level of responsibility, knowledge and experience required, and (ii) competitive factors, which criteria will be reviewed on an annual basis. Having reviewed the performance of the Company's executive officers for the fiscal year 1995, the Compensation Committee approved the grant of significant additional stock options to executive officers in 1996. The Committee decided not to raise salaries or declare cash bonuses for the Company's officers until 1997, however.

         Based upon its own determination, and on the report of the independent compensation consultant, the Committee has adopted a policy on a going forward basis that the Company should be competitive in total compensation, and include as a part of total compensation opportunities for equity ownership and utilize incentives that offer competitive compensation. The Committee believes that stock options motivate its employees to serve the Company in a manner that will provide the best overall return to the Company's Shareholders, and the Committee seeks to grant stock options to key employees in a manner consistent with such belief.

         In early 1996, the Compensation Committee adopted a plan whereby stock option grants, and, to a lesser extent, cash bonuses and stock grants, will be made pursuant to two methods: (i) discretionary awards, such as those made to segments of the Company whose importance to its overall success is not easily quantifiable, such as those performing research and development functions, and
(ii) formula-based awards granted at both the Company's corporate and subsidiary levels, awarded upon the achievement of certain defined performance targets or goals. It is anticipated that such methods will first be utilized by the Committee during the Company's 1996 fiscal year.

         In an effort to encourage equity ownership in the Company by its executive officers through the exercise of stock options, the Committee has adopted a plan to provide such executives with tax assistance in connection with the option exercises which they may make from time to time. Typically, in order to exercise their options, executive officers are required to sell a portion of the shares purchased to provide the funds to pay for the option exercises. Because of the immediate exercise and sale, certain favorable tax aspects of the options under the relevant IRS rules are eliminated. The Compensation Committee has determined that to ensure that executive officers of the Company have the incentive to exercise their options, the Company may pay such taxes for the accounts of the executives. Such payments are fully deductible by the Company as a compensation expense. The amounts do not accrue to the executive officers themselves, but are paid directly to state and federal taxing authorities.

         Presently, two of the Company's named executive officers are retained pursuant to employment agreements. In the interest of furthering the Company's ability to attract and retain quality managers, the Compensation Committee has also approved limited employment agreements which provide for severance pay and the immediate vesting of stock options in the event of a change in control of the Company. The terms of the employment agreements currently in place, including a discussion of changes in control generally, are disclosed herein under the section "EXECUTIVE COMPENSATION -- Employment Agreements."

         This report is submitted by the undersigned members of the Compensation Committee.

                                                     Robert D. Olliver
                                                     James C. Withers
                                                     Ian Grant
                                                     Scott E. Miller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. Grant, Miller, Olliver and Withers, all of whom are independent disinterested directors for purposes of administering the stock option plans under SEC Rule 16(b)(3). These individuals do not serve on the Compensation Committees of other corporations.

STOCK PERFORMANCE GRAPH

         The graph on the following page shows the Company's total return to Shareholders compared to three indices over the period from December 31, 1992 (the last day of the fiscal year following the Company's initial public offering), through December 31, 1995, the last day of the most recent fiscal year.

         Due to the fact that it is difficult to find a line of business index or peer group index of comparable companies, the indices were selected to represent (i) the stock market as a whole; and (ii) companies with similar market capitalization to the Company.

         The S&P 600 Small Cap Index has been utilized in the Performance Graph, replacing the S&P Aerospace/Defense Index as included in the graph contained in the Company's 1995 Proxy Statement. Such change in indices was made because (i) the Company's operations and product lines are as such that it is not solely in the aerospace/defense industry; and (ii) to provide a more accurate comparison of the Company's stock performance against similarly capitalized companies. The utilization of the S&P 600 Small Cap Index resulted in no material change to the comparison of the Company's stock performance against broad market indices.

         The cumulative total return shown on the Stock Performance Graph indicates historical results only, and is not necessarily indicative of future results. The Performance Graph shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURN*
                     SIMULA, INC., S&P 600 SMALL CAP INDEX**
                NASDAQ COMPOSITE INDEX AND THE RUSSELL 3000 INDEX


                           [STOCK PERFORMANCE GRAPH]


              *Assumes $100 invested in Simula, Inc., Russell 3000
            Index, Nasdaq Composite Index and S&P 600 Small Cap Index
                              on December 31, 1992

              **S&P 600 Small Cap Index initiated December 31, 1993

                                 1991      1992      1993      1994     1995
- - --------------------------------------------------------------------------------
Simula, Inc.                      N/A     $ 100     $ 115     $ 480     $600
Russell 3000 Index               $102     $ 100     $ 108     $ 105     $141
Nasdaq Composite Index           $100     $ 100     $ 115     $ 111     $155
S&P 600 Small Cap Index **        N/A       N/A     $ 100     $  94     $121

                                 PROPOSAL NO. 3
                   PROPOSAL TO AMEND AND RESTATE THE COMPANY'S
                      ARTICLES OF INCORPORATION TO CONFORM
                        TO RECENT CHANGES TO ARIZONA LAW

         The General Corporation Law of Arizona, the State in which the Company is incorporated, was amended in full effective January 1, 1996. Such changes to the Arizona corporate code significantly revised certain matters relative to the governance of Arizona corporations, and represent the most extensive overall modification of Arizona corporate law since 1975. The Company's Board of Directors has adopted, subject to Shareholder approval, a proposal to amend and restate the Articles of Incorporation of the Company to provide for the limitation or elimination of potential monetary liability of Directors of the Company to the fullest extent permitted by Arizona law, as recently modified.

Background

         The Articles of Incorporation of the Company, originally filed in Arizona in 1975, were amended and restated in full in 1992 in connection with the Company's initial public offering of Common Stock, and again amended (but not restated in full) in June 1995 to reflect certain matters approved by the Company's Shareholders at the 1995 Annual Meeting. It is proposed that the Company's Articles of Incorporation be amended and restated in full to reflect the 1995 amendments as well as the amendment proposed herein for vote of the Shareholders at the 1996 Annual Meeting.

Discussion

         The Company's Articles of Incorporation currently contain a provision which allows for the limitation or elimination of the potential monetary liability of its Directors to the fullest extent permitted under the applicable section of the Arizona corporate code in existence prior to the recent amendments, A.R.S. Section 10-054(9). The Articles of Incorporation of the Company currently specifically mention Section 10-054(9), which ceased to exist as of January 1, 1996, reciting the exact provisions of that Section and making them applicable to the Company's Directors.

         Former A.R.S. Section 10-054(9) has been replaced in the Arizona General Corporation Law by A.R.S. Section 10-202(B)(1), effective January 1, 1996. A.R.S. Section 10-202(B)(1), while substantially similar to former A.R.S.
Section 10-054(9), is somewhat broader and limits or eliminates the liability of a director of a corporation for money damages for any action taken or not taken as a director in all instances except: (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its shareholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

Proposal

         The limitation or elimination of Director liability to the fullest extent permitted allows Directors to act in good faith on behalf of the Company without fear of pecuniary loss, and should allow the Company to continue to attract and retain qualified Directors. As a result of recent changes in this area to the Arizona Corporate Code, and to fully incorporate amendments made by the Shareholders of the Company at the 1995 Annual Meeting into one document, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend and restate its Articles of Incorporation in full.

         Upon approval of the Shareholders, the Articles of Incorporation of the Company will be amended and restated in full as appears on Appendix A to this Proxy Statement.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 3.

                                 PROPOSAL NO. 4
             PROPOSAL TO AMEND THE COMPANY'S 1994 STOCK OPTION PLAN

         The Company's Board of Directors has approved amendments to the Company's 1994 Stock Option Plan ("1994 Plan") which, if so approved, will (i) increase the number the shares reserved for issuance pursuant to the 1994 Plan by 600,000, and (ii) provide that in the event of a change in control of the Company, that all outstanding issued options become immediately vested and exercisable by their holder, and that the Company shall provide tax assistance to its executive officers in connection with such exercise. For a discussion of the terms of the 1994 Plan, see "EXECUTIVE COMPENSATION -- Stock Options and Benefit Plans."

Background

         In August 1994, the Company's Board of Directors adopted the 1994 Plan, and the Plan was subsequently approved by the Shareholders of the Company at the 1995 Annual Meeting. The Plan currently reserves up to 945,000 shares of Common Stock for issuance. Through December 31, 1995, 515,250 options had been granted under the 1994 Plan. The current proposal, if approved by the Shareholders, would increase the number of shares reserved for issuance under the 1994 Plan by 600,000, for a total number of shares reserved under the Plan of 1,545,000, and total unissued options under the Plan of 623,750.

Proposal

         The Compensation Committee of the Board of Directors of the Company has determined that in order to continue to compensate the Company's executive officers and key employees at competitive levels, and to provide incentives to such key personnel by providing an equity stake in the Company's performance, it is in the best interests of the Company to continue to award such individuals with stock options. See "REPORT OF THE COMPENSATION COMMITTEE" in this Proxy Statement. In order to further the policy of the Compensation Committee, the Board of Directors has determined that the 1994 Plan should be amended to increase the number of shares of the Company's Common Stock reserved for issuance pursuant to options granted under the Plan by 600,000.

         In addition to the foregoing, the Board of Directors has determined that it is in the best interests of the Company to amend the 1994 Plan to provide that in the event of a change in control of the Company, that all issued but unvested options become immediately vested and exercisable. The Plan would also be amended to provide that in connection with such immediate exercises made by executive officers of the Company, that the Company provide tax assistance to provide the funds necessary for those individuals to pay taxes resulting from the loss of tax incentives due to such accelerated exercises and sales. Such payments by the Company would be fully deductible as a compensation expense and such amounts would not accrue to the individuals exercising the options, but would be paid to state and federal taxing authorities. For further discussion of such tax payments, see "REPORT OF THE COMPENSATION COMMITTEE," and for further discussion of "changes in control" in general, see "EXECUTIVE COMPENSATION -- Employment Agreements."

         Upon approval of the Shareholders, the Compensation Committee will be allowed to amend the 1994 Plan in the foregoing manner pursuant to Section 13 of the Plan. A majority vote is required.

         YOUR DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF PROPOSAL NO. 4.

                                 PROPOSAL NO. 5
            ADOPTION OF THE SIMULA, INC. EMPLOYEE STOCK PURCHASE PLAN

Purpose of the Plan

         Subject to Shareholder approval at the 1996 Annual Meeting, the Company's Board of Directors has adopted the Employee Stock Purchase Plan ("ESPP" or "Plan"). The ESPP provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide incentive to employees of the Company to perform in a manner which enhances the value of the Company's Common Stock by providing a direct ownership stake in the Company's performance.

Terms of the ESPP

         The ESPP reserves 400,000 shares of the Company's Common Stock to be issued to employees eligible to participate in the Plan. Employees of the Company or any participating subsidiary of the Company are eligible to participate in the Plan following 30 days of continuous service with the Company prior to commencement of the ESPP, provided that such employees work in excess of 20 hours per week and greater than 5 months per calendar year. The Company, at its discretion, need not include all of its operating subsidiaries in the ESPP.

         The ESPP is administered by the Compensation Committee of the Board of Directors, who has full authority to interpret and construe any provision of the Plan and to adopt such policies as necessary to administer the Plan. The ESPP is a qualified plan under Section 423 of the Internal Revenue Code.

         Subject to its approval by the Shareholders at the 1996 Annual Meeting, the Compensation Committee intends to commence operation of the Plan in fiscal 1996. The ESPP contains an initial offering period in a length to be determined by the Compensation Committee, followed by additional consecutive offering periods of 2 years, each containing a maximum of four semi-annual periods of participation.

         Eligible employees invest in the Plan through regular payroll deductions of up to ten percent (10%) of their after-tax earnings for each semi-annual period of participation, provided that no employee may purchase greater than $25,000 worth of the Company's Common Stock in any given calendar year. Payroll deductions will be credited to an account established in each participating employee's name on the books of the Company and shares of the Company's Common Stock will automatically be purchased on behalf of participating employees on the last business day of each semi-annual period of participation at the lesser of (i) 85% of the market price per share of Common Stock on an individual's entry date into the Plan, or (ii) 85% of the market price per share on the semi-annual purchase date. If an individual enters the ESPP after the start date of an offering period, the share price in (i) above may in no event be less than 85% of the market price per share of Common Stock on the start date of such offering period. The market price per share on any relevant date will be the closing selling price of the Common Stock on that date as reported on the New York Stock Exchange.

         The Company may terminate the Plan at any time immediately following the close of any semi-annual period of participation. In addition, if the Company is acquired, immediately prior to the effective date of the acquisition all payroll deductions for the semi-annual period of participation in which such acquisition occurs will automatically be applied to the purchase of Common Stock at the lesser of (i) 85% of the market price of the Common Stock on an individual's entry date into the offering period (but in no event less than the market price per share on the first day of the offering period), or (ii) 85% of the market price of the Common Stock immediately prior to the effective date of the acquisition.

         If any change in the outstanding shares of the Company occurs by reason of any stock dividend, stock split, combination of shares or other similar transaction affecting the outstanding Common Stock as a class, appropriate adjustments will be made to the maximum number of shares issuable under the ESPP.

         Stock certificates shall be issued to participating employees following the purchase of Common Stock and such participants shall become Shareholders of the Company. Certain restrictions apply under the Federal Securities Laws for Affiliates of the Company.

         Participating employees will be subject to taxation on any gain realized from the disposition of Common Stock acquired pursuant to the ESPP.

Proposal

         The Board of Directors is proposing Shareholder approval of the Employee Stock Purchase Plan. The Plan is set forth as Appendix B to this Proxy Statement. A majority vote is required.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 5.

                                  OTHER MATTERS

         The Company's Board of Directors is not presently aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

         Any Shareholder desiring to have a proposal included in the Company's Proxy Statement for its 1997 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company's principal executive offices not later than January 13, 1997.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  SIMULA, INC.
                             AN ARIZONA CORPORATION

         The undersigned persons have associated themselves for the purpose of continuing a corporation under the laws of Arizona and adopt the following Amended and Restated Articles of Incorporation. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation filed on July 14, 1975, as amended by the Articles of Amendment filed on October 15, 1981, as amended by the Articles of Amendment filed on March 11, 1983, as amended by the Articles of Amendment filed on September 3, 1987, as amended by the Amended and Restated Articles of Incorporation filed on March 2, 1992, and as amended by the Articles of Amendment filed on June 23, 1995.

         1.       NAME. The name of this Corporation is:

                                  SIMULA, INC.

         2. STATUTORY PLACE OF BUSINESS. The statutory place of business of the Corporation shall be 2700 North Central Avenue, 10th Floor, Phoenix, Arizona 85004.

         3. PURPOSE AND POWERS. This Corporation is organized for the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

         4. INITIAL BUSINESS. The general nature of the business initially transacted by the Corporation was the research, development and manufacturing of crashworthy aircraft components and related structural products. The general nature of the business presently transacted by the Corporation is the design and manufacturing of occupant safety systems and devices for a wide range of air, ground, and sea transportation vehicles.

         5. CAPITAL STOCK. The aggregate number of shares of capital stock that the Corporation shall be authorized to issue is One Hundred Million (100,000,000) shares, which shall consist of the following:

                  a) Common Stock. The authorized common stock of the Corporation shall be fifty million (50,000,000) shares of Common Stock, par value $.01 per share.

                     (i) Consideration. Stock shall be issued when paid for in
                  cash, past services, real property or personal property and shall, when issued, be fully paid for and forever nonassessable. The judgment of the Board of Directors as to the value of any property contributed or services rendered in exchange for stock shall be conclusive.

                     (ii) Voting Rights. Except with respect to the election of directors, where cumulative voting is required, the holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of the Corporation.

                  b) Serial Preferred Stock. The authorized preferred stock of the Corporation shall be Fifty Million (50,000,000) shares of serial preferred stock, par value $.05 per share. Subject to the terms and provisions of this Article 5, the Board of Directors of the Corporation is authorized to provide, from time to time, for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                     (i) The serial designation and authorized number of shares;

                     (ii) The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

                     (iii) The amount or amounts to be received by the holders
                  in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

                     (iv)  The voting rights, if any, of the holders;

                     (v) The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

                     (vi) Any sinking fund provisions for redemption or purchase of shares of such series; and

                     (vii) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

         Each series of serial preferred stock, in preference to the common stock, will be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unused preference stock. All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

         6. STATUTORY AGENT. The Corporation appoints Bradley P. Forst, 2700 North Central Avenue, 10th Floor, Phoenix, Arizona 85004, its statutory agent in and for the State of Arizona. This appointment may be revoked at any time by the Board of Directors authorizing and directing the filing with the Arizona Corporation Commission of a statement in accordance with A.R.S. Section10-502.

         7. BOARD OF DIRECTORS. The number of directors of the Corporation shall be not less than two (2) nor more then fifteen (15) and may be altered from time to time as may be provided in the Bylaws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the shareholders at any annual or special meeting, as shall be provided in the Bylaws. If the board of directors shall consist of nine or more members as determined pursuant to the Bylaws and by the board of directors, in lieu of electing the whole number of directors annually, the directors shall be divided into two or three classes, the number in each class to be fixed nearly as equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class, if any, shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if their are two classes, or until the third succeeding annual meeting, if there are three classes.

         The initial Board of Directors shall consist of two (2) persons, who shall serve until their successors are qualified according to the Bylaws, and whose names and addresses are:

            Name                                       Mailing Address
            ----                                       ---------------

            Stanley P. Desjardins                     8307 East Buena Terra Way
                                                      Scottsdale, Arizona 85253

            Frederick E. Arndt                        14628 North 38th Avenue
                                                      Phoenix, Arizona 85023

         8. INCORPORATORS. The names and addresses of the original incorporators are:

            Name                                       Mailing Address
            ----                                       ---------------

            Stanley P. Desjardins                     8307 East Buena Terra Way
                                                      Scottsdale, Arizona 85253

            Frederick E. Arndt                        14628 North 38th Avenue
                                                      Phoenix, Arizona 85023


         9. DIRECTOR CONFLICTS OF INTEREST. To the extent permitted and in accordance with A.R.S. Section10-860, et seq., no contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose.

         10. ELIMINATION OF DIRECTOR LIABILITY. The personal liability of the directors to the Corporation and its shareholders for monetary damages by reason of their conduct as directors shall be limited or eliminated to the fullest extent permitted by Arizona law.

         11. POWERS OF THE BOARD OF DIRECTORS. All of the powers of this Corporation, insofar as the same may lawfully be vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

         12. ARIZONA TAKEOVER ACT. The Corporation elects to be governed by
Article 2 (Control Share Acquisitions), and Article 3 (Business Combinations), of the Arizona Takeover Act, Arizona Revised Statutes Section 10-2701 et seq.

                                                                      APPENDIX B

                                  SIMULA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                     PURPOSE

         1.1 NAME. This Stock Purchase Plan shall be known as the Employee Stock Purchase Plan (the "Plan") and is dated as of ____________________, 1996.

         1.2 PURPOSE. The Plan is intended to provide a method whereby employees of Simula, Inc., an Arizona corporation (the "Company"), and one or more of its Corporate Affiliates will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

         1.3 QUALIFICATION. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         1.4 DEFINITIONS. Capitalized terms used in this Agreement are defined in Article X.

                                   ARTICLE II
                                 ADMINISTRATION

         The Plan shall be administered by the Committee, which is a committee comprised of two or more non-employee Board members appointed from time to time by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE III
                                OFFERING PERIODS

         3.1 GENERAL. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods (each, an "Offering Period"), each to be of a duration of 24 months or less as designated by the Committee prior to the start date until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with
Article VIII. The initial Offering Period shall commence upon that date specified by the Board. After the termination of the initial Offering Period, successive Offering Periods shall commence as designated by the Committee.

         3.2 SHAREHOLDER APPROVAL. Under no circumstances shall any Offering Period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (a) the Plan shall have been approved by the Company's shareholders and (b) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange or trading market on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

         3.3 PURCHASE RIGHTS. The Participant shall be granted a separate purchase right for each Offering Period in which he/she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the Offering Period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of _______ and _______ of each year. Accordingly, each purchase right may be exercised up to two times each calendar year it remains outstanding.

         3.4 NO OBLIGATION FOR SUCCESSIVE PERIOD. The acquisition of Common Stock pursuant to this Plan for any Offering Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Offering Period.

                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

         4.1 EMPLOYEE ELIGIBILITY. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan in accordance with the following provisions:

         4.2 ELIGIBLE EMPLOYEE WITH 30 DAYS OF SERVICE ON START DATE. An individual who is an Eligible Employee with at least 30 days of Service prior to the Start Date of the Offering Period may enter that Offering Period on such Start Date, provided he/she enrolls in the Offering Period on or before such date in accordance with Section 4.4 below. That Start Date shall then become such individual's Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period. Should any such Eligible Employee not enter the Offering Period on the Start Date, then he/she may not subsequently join that particular Offering Period on any later date.

         4.3 ELIGIBLE EMPLOYEE WITHOUT 30 DAYS OF SERVICE ON START DATE. An individual who is an Eligible Employee with less than 30 days of Service on the Start Date of any Offering Period may subsequently enter that Offering Period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee with at least thirty (30) days of Service, provided he/she enrolls in the Offering Period on or before such Semi-Annual Entry Date in accordance with Section 4.4 below. That Semi-Annual Entry Date shall then become such individual's Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period. Should such an Eligible Employee not enter the Offering Period on the first Semi-Annual Entry Date on which he/she is eligible to join the Offering Period, then he/she may not subsequently join that particular Offering Period on any later date.

         4.4 ENROLLMENT. To participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and file such forms with the Committee (or its designate) on or before his/her scheduled Entry Date.

         4.5 PAYROLL DEDUCTION AMOUNT. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Earnings paid to the Participant during each Semi-Annual Period of Participation within the Offering Period, up to a maximum of ten percent (10%). An Affiliate's election to participate in any Semi-Annual Period of Participation shall be irrevocable with respect to that Semi-Annual Period of Participation. The deduction rate so authorized shall continue in effect for the remainder of the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

         4.6 REDUCTIONS DURING PERIOD. Any Participant other than an Affiliate may, at any time during a Semi-Annual Period of Participation, reduce his/her rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Committee (or its designate), but the Participant may not effect more than one such reduction during the same Semi-Annual Period of Participation.

         4.7 DECREASE FOR SUBSEQUENT PERIODS. Any Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the Offering Period, decrease the rate of his/her payroll deduction by filing the appropriate form with the Committee (or its designate). The new rate shall become effective as of the first date of the first Semi-Annual Period of Participation following the filing of such form.

         4.8 TERMINATION OF PAYROLL DEDUCTIONS. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Article VI below.

                                    ARTICLE V
                              STOCK SUBJECT TO PLAN

         5.1 SHARES AVAILABLE. Subject to adjustment under Section 5.2 below, 400,000 shares are reserved for issuance pursuant to the Plan. The Common Stock purchasable under the Plan shall, solely in the discretion of the

Committee, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

         5.2 ADJUSTMENTS. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Committee to (a) the class and maximum number of securities issuable over the term of the Plan, (b) the class and maximum number of securities purchasable per Participant during any one Semi-Annual Period of Participation, and (c) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

                                   ARTICLE VI
                                 PURCHASE RIGHTS

         6.1 PURCHASE RIGHT. An Eligible Employee who participates in the Plan for a particular Offering Period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such Offering Period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Committee may deem advisable.

         6.2 PURCHASE PRICE. Common Stock shall be issuable at the end of each Semi-Annual Period of Participation within the Offering Period at a purchase price equal to eighty-five percent (85%) of the lower of (a) the fair market value per share on the Participant's Entry Date into that Offering Period or (b) the fair market value per share on the Semi-Annual Purchase Date on which such Semi-Annual Period of Participation ends. However, for each Participant whose Entry Date is other than the Start Date of the Offering Period, the clause (a) amount shall in no event be less than the fair market value of the Common Stock on the Start Date of that Offering Period.

         6.3 CALCULATION OF FAIR MARKET VALUE OF COMMON STOCK. The fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                  (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (c) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including one or more independent professional appraisals.

         6.4 NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant for each Semi-Annual Period of Participation during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that Semi-Annual Period of Participation by the purchase price in effect for such period. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

         6.5 PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first full payroll period beginning with or immediately following the Participant's Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

         6.6 TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                  (a) A Participant other than an Affiliate may, at any time prior to the last five business days of the Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Committee (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation.

                  (b) Any Participant may, at any time prior to the end of any Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan for the following Semi-Annual Period of Participation by filing the prescribed notification form with the Committee (or its designate).

                  (c) The termination by a Participant of his/her purchase rights under either Section 6.6(a) or (b) shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the date he/she is first eligible to join the new Offering Period.

                  (d) If the Participant ceases to remain an Eligible Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate, and the payroll deductions collected from such Participant for the Semi-Annual Period of Participation in which the purchase right so terminates shall be promptly refunded to the Participant. However, in the event the Participant's cessation of Eligible Employee status occurs by reason of his/her death or permanent disability, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs:

                      (i) to withdraw all of the Participant's payroll deductions for such Semi-Annual Period of Participation, or

                      (ii) to have such funds held for the purchase of shares on the Semi-Annual Purchase Date immediately following such cessation of Eligible Employee status.

                  If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

         6.7 STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Semi-Annual Period of Participation. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant for the Semi-Annual Period of Participation shall be promptly refunded to the Participant.

         6.8 PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

         6.9 RIGHTS AS SHAREHOLDER. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. A Participant shall be entitled to receive, as soon as practicable after each Semi-Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a designated brokerage account.

         6.10 ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

         6.11 CHANGE IN OWNERSHIP. Should a Corporate Transaction occur during the Offering Period, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Corporate Transaction by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations of Articles IV, VI and VII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the Offering Period is other than the Start Date of that Offering Period, be less than the fair market value of the Common Stock on such Start Date.

         6.12 NOTICE. The Company shall use its best efforts to provide at least ten (10) days advance written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VI.

                                   ARTICLE VII
                           LIMITATION ON PARTICIPATION

         7.1 GENERAL. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (a) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (b) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

         7.2 ACCRUAL OF RIGHTS. For purposes of applying the limitation set forth in Section 7.1, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                  (a) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

                  (b) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                  (c) If by reason of such limitation, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

         7.3 PRIORITY. In the event there is any conflict between the provisions of this Article VII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VII shall be controlling.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

         8.1 AMENDMENTS. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Company's shareholders:

                  (a) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant during any one Semi-Annual Period of Participation, except that the Committee shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section 5.2;

                  (b) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

                  (c) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

         8.2 TERMINATION. The Company shall have the right, exercisable in the sole discretion of the Committee, to terminate all outstanding purchase rightsunder the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 PLAN COMMENCEMENT. The Plan shall commence upon having been approved by the shareholders of the Company. In the event such shareholder approval is not obtained, or the Plan is not commenced within 12 months after the date on which the Plan is approved by the shareholders, the Plan shall terminate and have no further force or effect.

         9.2 TERMINATION. The Plan shall terminate upon the earlier of (a) the tenth anniversary of the date of this Plan or (b) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

         9.3 COSTS. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

         9.4 NO EMPLOYMENT RIGHTS. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and, unless otherwise provided by contract, such person's employment may be terminated at any time, with or without cause.

         9.5 CONFLICT OF LAWS. The provisions of the Plan shall be governed by the laws of the State of Arizona without resort to that State's conflict-of-laws rules.

                                    ARTICLE X
                                   DEFINITIONS

         For purposes of administration of the Plan, the following terms shall have the meanings indicated:

         "AFFILIATES" mean all "officers" (as that term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934) and directors of the Company and all persons who own ten percent or more of the Company's issued and outstanding equity securities.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means the Compensation Committee of the Board.

         "COMPANY" means Simula, Inc., an Arizona corporation, and any corporate successor to all or substantially all of the assets or voting stock of Simula, Inc., which shall by appropriate action adopt the Plan.

         "COMMON STOCK" means shares of the Company's common stock.

         "CORPORATE AFFILIATE" means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424) which is incorporated in the United States, including any parent or subsidiary corporation which becomes such after the Effective Date.

         "CORPORATE TRANSACTION" means

                  (a) a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the company is incorporated),

                  (b) a sale of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

                  (c) a reverse merger in which the Company is the surviving corporation but in which more than 50 percent of the Company's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such merger.

         "EARNINGS" means the sum of the following items of compensation paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan: (a) regular base salary or earnings, plus
(b) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. There shall, however, be excluded from the calculation of such Earnings any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

         "EFFECTIVE DATE" means the first day of the initial Offering Period which shall commence upon that date specified by the Board. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial Offering Period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

         "ELIGIBLE EMPLOYEE" means any person who is engaged, on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

         "ENTRY DATE" means the date an Eligible Employee first joins the Offering Period in effect under the Plan.

         "OFFERING PERIOD" means the designated period as specified in Section
3.1 hereof.

         "PARTICIPANT" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

         "PARTICIPATING COMPANY" means the Company, all Corporate Affiliates listed in Schedule A attached hereto, and such other Corporate Affiliates as may be designated from time to time by the Board upon its decision to extend the benefits of the Plan to its Eligible Employees.

         "SEMI-ANNUAL ENTRY DATE" means the first business day of December and June each calendar year within an Offering Period in effect under the Plan.

         "SEMI-ANNUAL PERIOD OF PARTICIPATION" means each semi-annual period for which the Participant actually participates in an Offering Period in effect under the Plan. There shall be a maximum of four semi-annual periods of participation within each Offering Period. Except as otherwise designated by the Committee, each semi-annual period shall be six months (except for the initial Offering Period, which may be less than six months) and shall end on the last business day of November and May, respectively.

         "SEMI-ANNUAL PURCHASE DATE" means the last business day of November and May each year on which shares of Common Stock are automatically purchased for Participants under the Plan.

         "SERVICE" means the period during which an individual performs services as an Eligible Employee and shall be measured from his or her hire date, whether that date is before or after the Effective Date of the Plan.

         "START DATE" shall mean the first date of any Offering Period.

                                       SIMULA, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

ATTESTED BY:

- - -------------------------------------
Secretary